UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On June 18, 2015, Krispy Kreme Doughnuts, Inc. (the “Company”) filed Articles of Amendment (the “Amendment”) to the Company’s Restated Articles of Incorporation, as amended, with the North Carolina Secretary of State to delete Article X in its entirety. The terms of Article X, which was adopted in 2013, invalidated transactions in which a person acquired more than 4.99% of the Company’s common shares, unless a Board of Directors waiver was obtained. Effective February 2, 2015, the Company’s Board of Directors terminated the transfer restrictions contained in Article X after deciding that such termination was in the best interest of the Company’s shareholders. The Board of Directors asked the Company’s shareholders to approve deletion of Article X to provide clarity and prevent confusion that could arise as a result of the Company’s Articles of Incorporation containing language about share transfer restrictions that have been terminated by the Board. As described below under Item 5.07 of this Current Report, the Amendment to delete Article X was approved by the shareholders of the Company at the Company’s 2015 Annual Meeting of Shareholders held on June 17, 2015 (the “Annual Meeting”).

2013 Adoption of Article X Restricting Certain Stock Transfers

As of February 3, 2013, the Company had approximately $206 million of federal net operating losses, as well as state operating losses and federal and state tax credits, which could be carried forward to future years, thereby reducing the amount of taxes payable by the Company in subsequent years. These carryforwards had a carrying value of approximately $81 million as of February 3, 2013. Section 382 of the Internal Revenue Code limits the Company’s ability to make use of these carryforwards in the event of a significant change in ownership of the Company’s common shares by shareholders owning 5% or more of the Company’s shares. Accordingly, in 2013 the Board of Directors determined that it was in the best interests of the Company to amend the Company’s Articles of Incorporation to preserve the benefits of our carryforwards by including transfer restrictions under a new Article X that would invalidate transactions whereby a person acquires more than 4.99% of the Company’s common shares.

On March 25, 2013, the Board of Directors declared advisable and approved that Article X amendment to the Company’s Articles of Incorporation, subject to the approval of the Company’s shareholders. The Company’s 2013 proxy statement explained the Company’s carryforwards and the operation of Section 382 of the Internal Revenue Code. The Board of Directors asked shareholders to approve the Article X amendment to the Company’s Articles of Incorporation and, at the 2013 annual meeting held on June 18, 2013, the Company’s shareholders approved the Article X amendment to the Company’s Articles of Incorporation to invalidate transactions whereby a person acquires more than 4.99% of the Company’s common shares.

The transfer restrictions in Article X generally restricted any direct or indirect transfer of any of the Company’s capital stock if the effect would be to increase the direct or indirect ownership of any of our capital stock by any person to 4.99% or more or increase the percentage of our capital stock owned directly or indirectly by any person that was a 4.99% or more shareholder as of the effective time of the amendment.

Board’s Termination of Stock Transfer Restrictions on February 2, 2015

Although Article X had a final expiration date of January 14, 2019, Article X granted the Board of Directors discretion to terminate the transfer restrictions before the final expiration date. Effective February 2, 2015, the Board of Directors determined that it was in the best interests of the Company and its shareholders to terminate the transfer restrictions of Article X. Given the strong performance of the Company since the adoption of Article X in 2013, the Board of Directors determined that the Article X transfer restrictions were no longer necessary to protect the Company’s carryforwards and that the Company could expect to continue using the carryforwards in the future without the transfer restrictions of Article X. Additionally, the Board of Directors considered the potential adverse effects of the Article X transfer restrictions on the liquidity and value of the Company’s common stock. Accordingly, the Board of Directors determined that termination of the Article X transfer restrictions was in the best interest of shareholders. Pursuant to the terms of Article X, the Company publicly announced the termination of the Article X transfer restrictions on February 5, 2015.

As a result of the termination of the Article X transfer restrictions by the Board of Directors effective February 2, 2015, the Board believed that the Company’s Restated Articles of Incorporation, as amended, no longer should include Article X. Specifically, the Board believed that deletion of Article X would provide clarity and would prevent confusion that could arise as a result of the Company’s Articles of Incorporation containing language about share transfer restrictions that had been terminated by the Board. Accordingly, the Board of Directors asked shareholders to approve the Amendment to the Company’s Restated Articles of Incorporation, as amended, to delete Article X in its entirety. The Company’s shareholders approved the Amendment to delete Article X at the Annual Meeting on June 17, 2015.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the copy of the Amendment that is attached to this Current Report on Form 8-K as Exhibit 3.1. For additional information regarding the Amendment, please refer to Proposal 3 – “Approval of Repeal of Article X of the Restated Articles of Incorporation, as Amended” on pages 76-78 of the Company's definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2015, which is incorporated herein by reference as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information provided under Item 3.03 above is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A total of 59,747,459 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting on June 17, 2015 to consider and vote on the matters listed below. This represented approximately 92% of the Company’s 64,858,098 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in the Company’s 2015 definitive proxy statement filed with the SEC on May 7, 2015, were submitted to a vote of the shareholders and approved at the Annual Meeting.

Election of Directors

The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Class	Votes For	Votes Withheld	Broker Non-Votes
Tim E. Bentsen	Class I expiring 2018	48,400,070	380,982	10,966,407
Carl E. Lee, Jr.	Class I expiring 2018	48,397,305	383,747	10,966,407
James H. Morgan	Class I expiring 2018	47,011,090	1,769,962	10,966,407
Andrew J. Schindler	Class II expiring 2016	48,333,667	447,385	10,966,407
Tony Thompson	Class III expiring 2017	48,283,429	497,623	10,966,407

Advisory Vote on Executive Compensation

The shareholders of the Company approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2015 Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,803,227	809,540	168,285	10,966,407

Approval of the Articles of Amendment to the Restated Articles of Incorporation, as Amended

The shareholders of the Company approved the Articles of Amendment to the Restated Articles of Incorporation, as amended. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,436,618	147,096	197,338	10,966,407

Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions
59,122,668	457,884	166,907

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
3.1	Articles of Amendment dated June 18, 2015 to the Restated Articles of Incorporation, as Amended, of Krispy Kreme Doughnuts, Inc.

10.1	Definitive Proxy Statement filed on Schedule 14A with the SEC on May 7, 2015 and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: June 22, 2015

	By:	/s/ Darryl R. Marsch
	Name:	Darryl R. Marsch
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment dated June 18, 2015 to the Restated Articles of Incorporation, as Amended, of Krispy Kreme Doughnuts, Inc.

10.1	Definitive Proxy Statement filed on Schedule 14A with the SEC on May 7, 2015 and incorporated herein by reference